 Exhibit 99.2

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Edesa Biotech Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Edesa Biotech Inc. (the “Company”), as of December 31, 2018 and 2017, and the related statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MNP LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
March 26, 2019

We have served as the Company's auditor since 2019.

Edesa Biotech Inc.
Balance sheets
As at December 31, 2018 and 2017
(Stated in United States dollars)

		December 31,	December 31,
	Note	2018	2017

Assets

Current assets:
Cash and cash equivalents		$3,367,098	$5,000,122
Prepaid expenses and deposits	5	16,487	102,266
Other receivable		7,339	12,142
		3,390,924	5,114,530

Property and equipment	6	7,386	2,272
		$3,398,310	$5,116,802

Liabilities and shareholders' equity

Current liabilities:
Accounts payable and accrued liabilities	11(d)	$183,820	$118,262
		183,820	118,262

Shareholders' equity:
Capital stock
Authorized
Unlimited common shares without par value
Issued and outstanding
1,000,000 common shares (2017 - 1,000,000)	7	1,111,253	1,111,253
1,007,143 Class A preferred shares (2017 - 1,007,143)	7	6,064,013	5,616,801
Additional paid-in capital		230,792	149,448
Accumulated other comprehensive loss		(429,973)	(101,135)
Accumulated deficit		(3,761,595)	(1,777,827)
		3,214,490	4,998,540

		$3,398,310	$5,116,802

Signed on behalf of the Board:

“ Pardeep Nijhawan ”	“ Sean MacDonald ”
Director	Director

The accompanying notes are an integral part of these financial statements.

Edesa Biotech Inc.
Statements of operations and comprehensive loss
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

		December 31,	December 31,
	Note	2018	2017

Expenses:
Research and development	13	$1,048,352	$301,776
General and administrative	13	487,295	451,029
Stock-based compensation	8	81,344	149,448
Depreciation	6	1,655	595
Loss from operations		1,618,646	902,848
Interest income		(64,307)	(16,569)
Foreign exchange gain		(17,783)	(10,572)
Loss before income taxes		1,536,556	875,707
Income tax expense	9	-	-
Net loss		1,536,556	875,707
Exchange differences on translation		328,838	101,135
Net loss and comprehensive loss		$1,865,394	$976,842

Weighted average number of common shares		1,000,000	342,531

Loss per share - basic and diluted	15	$(1.54)	$(2.56)

Nature of operations (Note 1)
Commitments and contingencies (Note 10)

The accompanying notes are an integral part of these financial statements.

Edesa Biotech Inc.
Statements of changes in shareholders’ equity
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

	Note	Number of common stock	Capital stock	Class A preferred shares	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total shareholders' equity
		#	$	$	$	$	$	$
Balance at December 31, 2016	7	100	79	-	-	(753,382)	-	(753,303)
Common stock issued for settlement of debt	7	999,900	1,111,174	-	-	-	-	1,111,174
Share issuance of Class A preferred shares, net of share issuance costs	7	-	-	5,468,063	-	-	-	5,468,063
Preferred return for Class A preferred shares	7	-	-	148,738	-	(148,738)	-	-
Stock-based compensation	8	-	-	-	149,448	-	-	149,448
Net loss and comprehensive loss		-	-	-	-	(875,707)	(101,135)	(976,842)
Balance at December 31, 2017		1,000,000	$1,111,253	$5,616,801	$149,448	$(1,777,827)	$(101,135)	$4,998,540

Preferred return for Class A preferred shares	7	-	-	447,212	-	(447,212)	-	-
Stock-based compensation	8	-	-	-	81,344	-	-	81,344
Net loss and comprehensive loss		-	-	-	-	(1,536,556)	(328,838)	(1,865,394)
Balance at December 31, 2018		1,000,000	$1,111,253	$6,064,013	$230,792	$(3,761,595)	$(429,973)	$3,214,490

The accompanying notes are an integral part of these financial statements.

Edesa Biotech Inc.
Statements of cash flows
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

	Note	2018	2017

Cash flows used in operating activities:
Net loss		$(1,536,556)	$(875,707)
Adjustments for
Depreciation	6	1,655	595
Stock-based compensation	8	81,344	149,448
Change in non-cash operating working capital
Other receivable		4,029	8,568
Prepaid expenses		81,658	(89,731)
Accounts payable and accrued liabilities		79,040	(75,863)
		(1,288,830)	(882,690)

Cash flows from financing activities:
Cash proceeds from issuance of preferred shares, net of share issuance costs	7	-	5,468,063
Advances from related party		-	325,794
Advances of shareholder loan		-	117,049
		-	5,910,906

Cash flows used in investing activities:
Purchases of property and equipment	6	(6,869)	(958)
		(6,869)	(958)

Effect of cash held in foreign currency		(337,325)	(43,429)

Increase (decrease) in cash and cash equivalents during the year		(1,633,024)	4,983,829

Cash and cash equivalents, beginning of year		5,000,122	16,293

Cash and cash equivalents, end of year		$3,367,098	$5,000,122

The accompanying notes are an integral part of these financial statements.

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

1. Nature of operations

Edesa Biotech Inc. (the “Company”) was incorporated on July 9, 2015 under the Business Corporations Act (Ontario). The Company is a biopharmaceutical company engaged in the business of developing, manufacturing and commercializing innovative pharmaceutical products. The Company’s registered office is located at 100 Spy Court, Markham, Ontario, Canada.

2. Basis of preparation

The accounting policies set out below have been applied consistently in the financial statements.

3. Significant accounting policies

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the year. Actual results could differ from those estimates.

Areas where significant judgment is involved in making estimates are: the classification of Class A preferred shares as liability or equity; deferred income taxes; the determination of fair value of stock-based compensation; the useful lives of property and equipment; and forecasting future cash flows for assessing the going concern assumption.

Basis of measurement

The financial statements have been prepared on the historical cost basis except as otherwise noted.

Functional and reporting currencies

The Company’s functional currency, as determined by management, is Canadian dollars. The Company’s reporting currency is U.S. dollars.

Cash and cash equivalents

The Company considers all highly liquid securities with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents comprise of cash on hand and cash held in trust related to share issuances. Any cash held in trust is readily available to the Company and is classified as current.

The financial risks associated with these instruments are minimal and the Company has not experienced any losses from investments in these securities. The carrying amount of cash and cash equivalents approximates its fair value due to its short-term nature.

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

3. Significant accounting policies (continued)

Property and equipment

Property and equipment are carried at historical cost less accumulated depreciation and any accumulated impairment losses. Each component of an item of property and equipment with a cost that is significant in relation to the total cost of the item is depreciated separately. Maintenance and repair expenditures that do not improve or extend the life are expensed in the period incurred.

Depreciation is recognized to write off the cost or valuation of assets (other than land) less their residual values over their useful lives, using the declining balance. The estimated useful lives, residual values and depreciation methods are reviewed at the end of each year, with the effect of any changes in estimate accounted for on a prospective basis.

An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

The depreciation policy for the principal asset categories are calculated as follows:

Computer equipment	30% declining method

Furniture and equipment	20% declining method

Impairment of long-lived assets

Long-lived assets are tested for impairment when indicators of impairment exist. When a significant change in the expected timing or amount of the future cash flows of the financial asset is identified, the carrying amount of the financial asset is reduced and the amount of the write-down is recognized in net income. A previously recognized impairment loss may be reversed to the extent of the improvement, provided it is not greater than the amount that would have been reported at the date of the reversal had the impairment not been recognized previously, and the amount of the reversal is recognized in net income (loss).

Research and development

Research and development costs related to continued research and development programs are expensed as incurred in accordance with Accounting Standard Codification (“ASC”) topic 730.

Investment tax credits

The investment tax credits (“ITC") receivable are amounts considered recoverable from the Canadian federal and provincial governments under the Scientific Research & Experimental Development (“SR&ED”) incentive program. The amounts claimed under the program represent the amounts based on management estimates of eligible research and development costs incurred during the year. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs. Refundable ITCs claimed relating to capital expenditures are credited to property and equipment. Refundable ITCs claimed relating to current expenditures are netted against research and development expenditures.

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

3. Significant accounting policies (continued)

Share issue costs

Share issue costs are recorded as a reduction of the proceeds from the issuance of capital stock.

Translation of foreign currency transactions

The financial statements of the Company are measured using the Canadian dollar as the functional currency. The Company's reporting currency is the U.S. dollar. Assets and liabilities of the Canadian operations have been translated at year end exchange rates and related revenue and expenses have been translated at average exchange rates for the year. Accumulated gains and losses resulting from the translation of the financial statements of the Canadian operations are included as part of accumulated other comprehensive loss, a separate component of shareholders' equity.

In respect of other transactions denominated in currencies other than the Company’s functional currency, the monetary assets and liabilities are translated at the year-end rates. Revenue and expenses are translated at rates of exchange prevailing on the transaction dates. Non-monetary balance sheet and related income statement accounts are remeasured into U.S. dollar using historical exchange rates. All of the exchange gains or losses resulting from these other transactions are recognized in the statement of operations and comprehensive loss.

Stock-based compensation

The Company measures the cost of equity-settled transactions by reference to the fair value of the equity instruments at the date at which they are granted if the fair value of the goods or services received by the Company cannot be reliably estimated.

The Company calculates stock-based compensation using the fair value method, under which the fair value of the options at the grant date is calculated using the Black-Scholes Option Pricing Model, and subsequently expensed over the vesting period of the option. The provisions of the Company's stock-based compensation plans do not require the Company to settle any options by transferring cash or other assets, and therefore the Company classifies the awards as equity. Stock-based compensation expense recognized during the year is based on the value of stock-based payment awards that are ultimately expected to vest.

The Company estimates forfeitures at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Comprehensive loss

The Company follows ASC topic 220. This statement establishes standards for reporting and display of comprehensive income (loss) and its components. Comprehensive loss is net loss plus certain items that are recorded directly to shareholders' equity. Other than foreign exchange gains and losses arising from cumulative translation adjustments, the Company has no other comprehensive income (loss) items.

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

3. Significant accounting policies (continued)

Fair value measurement

Under ASC topic 820, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e. an exit price). ASC topic 820 establishes a hierarchy for inputs to valuation techniques used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that reflect assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. There are three levels to the hierarchy based on the reliability of inputs, as follows:

●
Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

●
Level 2 - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets and liabilities in markets that are not active.

●
Level 3 - Unobservable inputs for the asset or liability.

The degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3.

Income taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, on a tax jurisdictional basis. The Company files income tax returns in Canada and the Province of Ontario.

Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts using enacted tax rates and laws in effect in the year in which the differences are expected to reverse. A valuation allowance is provided against deferred tax assets when it is determined to be more likely than not that the deferred tax asset will not be realized.

The Company assesses the likelihood of the financial statement effect of a tax position that should be recognized when it is more likely than not that the position will be sustained upon examination by a taxing authority based on the technical merits of the tax position, circumstances, and information available as of the reporting date. The Company is subject to examination by taxing authorities in Canada. Management does not believe that there are any uncertain tax positions that would result in an asset or liability for taxes being recognized in the accompanying financial statements. The Company recognizes tax-related interest and penalties, if any, as a component of income tax expense.

ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in periods, disclosure and transition. At December 31, 2018 and 2017, the Company has not taken any tax positions that would require disclosure under ASC 740.

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

3. Significant accounting policies (continued)

Recently adopted accounting pronouncements

In January 2016, the FASB issued Accounting Standard Update (“ASU”) No. 2016-01, which makes limited amendments to the guidance in U.S. GAAP on the classification and measurement of financial instruments. The new standard significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. ASU No. 2016-01 is effective for fiscal years beginning after December 15, 2017, and interim periods within those annual periods. The Company has evaluated the amendments and determined that the new standard did not have a material impact on the Company’s financial position, results of operations, cash flows.

In May 2017, the FASB issued ASU 2017-09 in relation to Compensation —Stock Compensation (Topic 718), Modification Accounting. The amendments provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The amendments are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments should be applied prospectively to an award modified on or after the adoption date. The Company has evaluated the amendments and determined that the new standard did not have a material impact on the Company’s financial position, results of operations or cash flow.

In July 2017, the FASB has issued ASU No. 2017-11 related to Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Non-public Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception (ASU 2017-11). Part I of ASU 2017-11 simplifies the accounting for certain financial instruments with down round features, a provision in an equity-linked financial instrument (or embedded feature) that provides a downward adjustment of the current exercise price based on the price of future equity offerings. Current accounting guidance creates cost and complexity for organizations that issue financial instruments with down round features by requiring, on an ongoing basis, fair value measurement of the entire instrument or conversion option. ASU 2017-11 requires companies to disregard the down round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification. Companies that provide earnings per share (“EPS”) data will adjust their basic EPS calculation for the effect of the feature when triggered (i.e. when the exercise price of the related equity-linked financial instrument is adjusted downward because of the down round feature) and will also recognize the effect of the trigger within equity.

The provisions of the new ASU related to down rounds are effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018 (fiscal 2019 for the Company). Early adoption is permitted for all entities and the Company has early adopted this standard for the year ended December 31, 2017. The Company has therefore not evaluated any down round provisions of the preferred share agreement as disclosed in Note 7.

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

3. Significant accounting policies (continued)

Future accounting pronouncements

In February 2016, the FASB issued new guidance, ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. Additional qualitative and quantitative disclosures are also required by the new guidance. Topic 842 is effective for annual reporting periods (including interim reporting periods) beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. The Company will adopt the new standard on January 1, 2019 and use the effective date as its date of initial application. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019.

The new standard provides a number of optional practical expedients in transition. The Company expects to elect the ‘package of practical expedients’, which permits the Company not to reassess under the new standard prior conclusions about lease identification, lease classification and initial direct costs.

The Company expects that this standard will have a material effect on the financial statements. While the Company continues to assess all of the effects of adoption, the Company has assessed that the most significant effects relate to (1) the recognition of new ROU assets and lease liabilities on the balance sheet for the Company’s operating leases; and (2) providing significant new disclosures about the Company’s leasing activities. The Company does not expect a significant change in leasing activities between now and adoption. Currently, the Company estimates that the discounted value of operating lease commitments as at December 31, 2018 (total commitments of $321,186 as disclosed in Note 10) will be recognized as a right-of-use asset and corresponding lease liability at the transition date, with no impact to opening retained earnings as at that date.

4. Critical accounting judgments and key sources of estimation uncertainty

The preparation of financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and further periods if the review affects both current and future periods.

Critical areas of estimation and judgements in applying accounting policies include the following:

Going concern

These financial statements have been prepared in accordance with U.S. GAAP on a going concern basis, which assumes the realization of assets and discharge of liabilities in the normal course of business within the foreseeable future. Management uses judgment in determining assumptions for cash flow projections, such as anticipated financing, anticipated sales and future commitments to assess the Company’s ability to continue as a going concern. A critical judgment is that the Company continues to raise funds going forward and satisfy their obligations as they become due.

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

4. Critical accounting judgments and key sources of estimation uncertainty (continued)

Useful lives and recoverability of property and equipment

As described in Note 3 above, the Company reviews the estimated useful lives of property and equipment with definite useful lives at the end of each year and assesses whether the useful lives of certain items should be shortened or extended, due to various factors including technology, competition and revised service offerings. During the years ended December 31, 2018 and 2017, the Company was not required to adjust the useful lives of any assets based on the factors described above. Long-lived assets are reviewed for impairment when events or circumstances indicate that the carrying value of an asset may not be recoverable. During the years ended December 31, 2018 and 2017, the Company did not identify any events or circumstances to indicate that the carrying value of property and equipment was not recoverable.

Deferred income taxes

The calculation of deferred income taxes is based on assumptions which are subject to uncertainty as to timing and which tax rates are expected to apply when temporary differences reverse. Deferred tax recorded is also subject to uncertainty regarding the magnitude of non-capital losses available for carry forward and of the balances in various tax pools. By their nature, these estimates are subject to measurement uncertainty, and the effect on the financial statements from changes in such estimates in future period could be material. Deferred tax assets are recognized to the extent that it is probable that they will be able to be utilized against future taxable income. Deferred tax assets are reviewed at each balance sheet date and adjusted to the extent that it is no longer probable that the related tax benefit will be realized.

Stock-based payments

The Company estimates the fair value of stock options using the Black-Scholes Option Pricing Model which requires significant estimation around assumptions and inputs such as expected term to maturity, expected volatility and expected dividends.

Accounting for convertible preferred shares

The Company exercises judgment in determining whether the conversion feature embedded within the preferred share instrument needs to be bifurcated from the host instrument and whether the preferred shares should be recorded as liability or equity in the balance sheet.

5. Prepaid expenses and deposits

As at December 31, 2018, the Company has classified $16,487 as a current asset in the balance sheet (December 31, 2017 - $102,266) as all prepaids are expected to be utilized within one year.

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

6. Property and equipment

	Computer equipment	Furniture and equipment	Total
Cost
Balance at December 31, 2016	$2,840	$-	$2,840
Additions	958	-	958
Exchange adjustment	49	-	49
Balance at December 31, 2017	3,847	-	3,847
Additions	1,291	5,578	6,869
Exchange adjustment	(309)	-	(309)
Balance at December 31, 2018	4,829	5,578	10,407

Accumulated depreciation
Balance at December 31, 2016	1,037	-	1,037
Depreciation	595	-	595
Exchange adjustment	(57)	-	(57)
Balance at December 31, 2017	1,575	-	1,575
Depreciation	1,097	558	1,655
Exchange adjustment	(209)	-	(209)
Balance at December 31, 2018	2,463	558	3,021

Net book value as at:
December 31, 2017	$2,272	$-	$2,272
December 31, 2018	$2,366	$5,020	$7,386

7. Capital stock

The Company is authorized to issue an unlimited number of common shares and an unlimited number of Class A preferred shares, all without par value.

Issued and outstanding common shares:

	Number of common shares (#)	Capital stock
Balance at December 31, 2016	100	$79
Stock issuance to settle amounts due with shareholder and related parties	999,900	1,111,174
Balance at December 31, 2017 and 2018	1,000,000	$1,111,253

During the year ended December 31, 2017, the Company settled its due to shareholder and amounts owing to related parties totalling $1,111,174 ($1,386,888 CAD) in exchange for 999,900 common shares. The Company has recorded the transaction directly in equity as a transfer between the Company and its shareholder acting in that capacity.

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

7. Capital stock (continued)

Issued and outstanding preferred shares:

	Number of Class A Preferred shares (#)	Class A Preferred shares
Balance at December 31, 2016	-	$-
Issuance of Class A preferred shares	1,007,143	5,648,460
Preferred return on Class A preferred shares - 2017	-	148,738
Stock issuance costs	-	(180,397)
Balance at December 31, 2017	1,007,143	5,616,801
Preferred return on Class A preferred shares - 2018	-	447,212
Balance at December 31, 2018	1,007,143	$6,064,013

On August 28, 2017, the Company issued 1,007,143 Class A preferred shares for gross proceeds of $5,648,460 ($7,050,000 CAD) (“Class A Preferred Shares Issuance”). The Company recorded $180,397 ($225,159 CAD) of share issuance costs as an offset to Class A preferred shares.

The Class A preferred shares are voting and convertible into common shares at the option of the holder at any time. Upon the occurrence of a liquidation event, as defined in the resolutions of the shareholders dated August 28, 2017, the Class A preferred shares have a liquidation amount preference over the rights of holders of common shares or any class of shares ranking junior to Class A preferred shares. The liquidation amount is equal to the original issue price of each Class A preferred shares plus 8% of the Class A preferred share price of $7 CAD per share, accruing daily and compounding annually, on each Class A preferred share.

All Class A preferred shares can be converted automatically, without the payment of any additional consideration, into such number of common shares on a 1:1 basis at the election of the holders of not less than 66 2/3% of the then outstanding Class A preferred shares.

All Class A preferred shares can be converted automatically, without the payment of any additional consideration, into such number of common shares:

●
upon the closing of an offering pursuant to a receipted prospectus under the Securities Act (Ontario), as amended, or similar document filed under other applicable securities laws in Canada or the United States, covering the offer and sale of common shares for the account of the Company to the public in which:

o
the common shares are listed on the Toronto Stock Exchange, the New York Stock Exchange or The NASDAQ Global Market or another exchange; and

o
the aggregate net proceeds from such offering to the Company total not less than $20 million CAD; and

o
the offering is completed at a price per common share which is not less than three times the Class A Original Issue Price, subject to appropriate adjustment for any recapitalization event; or

●
upon a liquidation event where the price per stock is at least three times the Class A Original Issue Price of $7.00 CAD

The Company has evaluated the convertible preferred shares and the embedded conversion option. The embedded conversion option does not meet the criteria for bifurcation and has therefore been classified to equity under ASC 815.

The Class A preferred shares also contain an 8% preferred return that accrues daily and compounds annually and is payable in shares upon conversion. The Company recognized a preferred return of $447,212 (2017- $148,738) related to the Class A preferred shares in the statement of changes in shareholders’ equity.

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

8. Stock-based compensation

The Company's stock option plan allows options to be granted to directors, officers, employees and certain external consultants and advisers. Under the stock option plan, the option term is not to exceed 10 years and the exercise price of each option is determined by the Board of Directors.

During the year ended December 31, 2018, the Company issued 8,000 stock options, each option entitling the holder to purchase one common share of the Company. During the year ended December 31, 2018, an aggregate of $nil options were exercised.

During the year ended December 31, 2017, the Company issued 89,263 stock options, each option entitling the holder to purchase one common share of the Company. During the year ended December 31, 2017, an aggregate of $nil options were exercised.

The continuity of stock options is as follows:

	December 31, 2018			December 31, 2017
		Weighted			Weighted
		average	Weighted		average	Weighted
		exercise	average		exercise	average
	Number of	price per	grant date	Number of	price per	grant date
	options	share	fair value	options	share	fair value
		$ CAD	$ CAD		$ CAD	$ CAD

Outstanding at beginning of year	89,263	7.00	7.00	-	-	-
Granted	8,000	7.00	7.00	89,263	7.00	7.00
Expired	-	-	-	-	-	-
Balance at the end of year	97,263	7.00	7.00	89,263	7.00	7.00

Options exercisable at the end of the year	61,726	7.00	7.00	42,105	7.00	7.00

As of December 31, 2017, the exercise prices, weighted average remaining contractual life of outstanding options and weighted average grant date fair values were as follows:

	Options outstanding				Options exercisable
		Weighted	Weighted	Weighted		Weighted	Weighted
		average	average	average		average	average
		exercise	remaining	grant		exercise	grant
Exercise	Number	price per	contract	date	Number	price per	date
price	outstanding	share	life (years)	fair value	exercisable	share	fair value
$ CAD		$ CAD		$ CAD		$ CAD	$ CAD

7.00	89,263	7.00	9.70	7.00	42,105	7.00	7.00
	89,263	7.00			42,105	7.00	7.00

As of December 31, 2018, the exercise prices, weighted average remaining contractual life of outstanding options and weighted average grant date fair values were as follows:

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

8. Stock-based compensation (continued)

	Options outstanding				Options exercisable
		Weighted	Weighted	Weighted		Weighted	Weighted
		average	average	average		average	average
		exercise	remaining	grant		exercise	grant
Exercise	Number	price per	contract	date	Number	price per	date
price	outstanding	share	life (years)	fair value	exercisable	share	fair value
$ CAD		$ CAD		$ CAD		$ CAD	$ CAD

7.00	97,263	7.00	8.81	7.00	61,726	7.00	7.00
	97,263	7.00			61,726	7.00	7.00

The fair value of options granted during the years ended December 31, 2018 and 2017 was estimated using the Black-Scholes Option Pricing Model to determine the fair value of options granted using the following assumptions:

	August 28, 2017	September 26, 2017	October 16, 2017
Volatility	72.39%	71.88%	71.90%
Risk-free interest rate	1.99%	2.00%	2.03%
Expected life	4 years	4 years	4 years
Dividend yield	0%	0%	0%
Common share price	CAD $7.00	CAD $7.00	CAD $7.00
Strike price	CAD $7.00	CAD $7.00	CAD $7.00
Forfeiture rate	nil	nil	nil

December 28, 2018
Volatility	79.46%
Risk-free interest rate	1.98%
Expected life	4 years
Dividend yield	0%
Common share price	CAD $7.00
Strike price	CAD $7.00
Forfeiture rate	nil

The Company recorded $81,344 of stock-based compensation for the year ended December 31, 2018 and $149,448 of stock-based compensation for the year ended December 31, 2017.

Volatility is determined based on volatilities of comparable companies since the Company does not have sufficient trading history of its own. The expected term, which represents the period that options granted are expected to be outstanding, is estimated based on an average of the term of the options.

The risk-free rate assumed in valuing the options is based on the Canadian treasury yield curve in effect at the time of grant for the expected term of the option. The expected dividend yield percentage at the date of grant is Nil as the Company is not expected to pay dividends in the foreseeable future. The Company has estimated its stock option forfeitures to be Nil for the years ended December 31, 2018 and 2017.

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

9. Income taxes

The reconciliation of the combined Canadian federal and provincial statutory income tax rate of 26.5% (2017 - 26.5%) to the effective tax rate is as follows:

	2018	2017

Net loss before recovery of income taxes	$(1,536,556)	$(875,707)

Expected income tax recovery	$(407,188)	$(232,062)
Permanent differences	41,132	40,297
Change in tax benefits not recognized	366,056	191,765

Income tax (recovery) expense	$-	$-

Unrecognized deferred tax assets

Deferred taxes are provided as a result of temporary differences that arise due to the difference between the income tax values and the carrying amount of assets and liabilities. Deferred tax assets have not been recognized in respect of the following deductible temporary differences:

	2018	2017

Straight line rent	4,101	2,230
Share issuance costs - 20(1)(e )	99,025	143,579
Non-capital losses carried forward - Canada	2,483,069	1,318,477
Investment tax credits from schedule 31	34,525	37,544
SR&ED Pool from T661	157,056	170,791
Other temporary differences	127,062	59,589

The Canadian non-capital loss carry-forwards expires as noted in the table below. Share issuance costs will be fully amortized in 2021. The Company's Canadian non-capital income tax losses expire as follows:

2035	$116,202
2036	364,320
2037	731,928
2038	1,270,619
Total	$2,483,069

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

10. Commitments and contingencies

The minimum rent, exclusive of occupancy charges, payable to a related company under an operating lease for the Company's premise, is approximately as follows:

2019	$79,216
2020	79,216
2021	81,377
2022	81,377
Total	$321,186

In 2016, the Company entered into an exclusive license agreement with a third party to obtain exclusive rights to certain know-how, patents and data relating to a pharmaceutical product. The Company will use the exclusive rights to develop the product for therapeutic, prophylactic and diagnostic uses in topical dermal applications and anorectal applications.

No intangible assets have been recognized under the license agreement with the third party as of December 31, 2018 and 2017. Payments to the third party are included in the statement of operations and comprehensive loss as research and development expenditures.

Under the license agreement, the Company is committed to payments of various amounts to the third party upon meeting certain milestones outlined in the license agreement, up to an aggregate amount of $18,600,000.

Upon divestiture of substantially all of the assets of the Company, the Company shall pay the third party a percentage of the valuation of the licensed technology sold as determined by an external objective expert.

The Company also has a commitment to pay the third party a royalty based on net sales of the product in countries where the Company, or an affiliate, directly commercializes the product and a percentage of sublicensing revenue received by the Company and its affiliates in the countries where it does not directly commercialize the product.

In 2016, the Company also entered into an exclusive license agreement with another third party to obtain exclusive rights to certain know-how, patents and data relating to a pharmaceutical product. No intangible assets have been recognized under the license agreement as of December 31, 2018 and 2017. No fees were paid as of December 31, 2018 and December 31, 2017.

Under the license agreement, the Company is committed to payments of up to a total of $18,500,000 upon meeting certain milestones outlined in the license agreement.

The Company also has a commitment to pay a royalty based on net sales of the product in the countries where the Company directly commercializes the product and a percentage of sublicensing revenue received by the Company and its affiliates in the countries where it does not directly commercialize the product.

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

11. Financial instruments

(a) Fair values

The Company follows ASC topic 820, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of ASC topic 820 apply to other accounting pronouncements that require or permit fair value measurements. ASC topic 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date; and establishes a three level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. Inputs refers broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk. To increase consistency and comparability in fair value measurements and related disclosures, the fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of the hierarchy are defined as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly or indirectly for substantially the full term of the financial instrument.

Level 3 inputs are unobservable inputs for assets or liabilities.

The categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

(i)
The Company calculates expected volatility based on historical volatility of the Company’s peer group that is publicly traded for options.

An increase/decrease in the volatility would have resulted in an increase/decrease in the fair value of the options.

The carrying values of cash, other receivable, accounts payable and accrued liabilities approximates their fair values because of the short-term nature of these instruments.

(b) Interest rate and credit risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in interest rates. The Company does not believe that the results of operations or cash flows would be affected to any significant degree by a sudden change in market interest rates, relative to interest rates on cash and cash equivalents due to the short-term nature of these balances.

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

11. Financial instruments (continued)

The Company is also exposed to credit risk at period end from the carrying value of its cash. The Company manages this risk by maintaining bank accounts with a Canadian Chartered Bank. The Company’s cash is not subject to any external restrictions.

(c) Foreign exchange risk

The Company has balances in Canadian dollars that give rise to exposure to foreign exchange (“FX”) risk relating to the impact of translating certain non-U.S. dollar balance sheet accounts as these statements are presented in U.S. dollars. A strengthening U.S. dollar will lead to a FX loss while a weakening U.S. dollar will lead to a FX gain. For each Canadian dollar balance of $1.0 million, a +/- 10% movement in the Canadian currency held by the Company versus the U.S. dollar would affect the Company’s loss and other comprehensive loss by $0.1 million. The Company had assets of $4.6 million CAD as at December 31, 2018 (2017- $6.4 million CAD).

(d) Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty raising liquid funds to meet commitments as they fall due. In meeting its liquidity requirements, the Company closely monitors its forecasted cash requirements with expected cash drawdown.

The following are the contractual maturities of the undiscounted cash flows of financial liabilities as at December 31, 2018 and 2017:

	December 31, 2018
	Less than	3 to 6	6 to 9	9 months	Greater than
	3 months	months	months	to 1 year	1 year	Total
	$	$	$	$	$	$
Accounts payable and accrued liabilities	183,820	-	-	-	-	183,820
	183,820	-	-	-	-	183,820

	December 31, 2017
	Less than	3 to 6	6 to 9	9 months	Greater than
	3 months	months	months	to 1 year	1 year	Total
	$	$	$	$	$	$
Accounts payable and accrued liabilities	118,262	-	-	-	-	118,262
	118,262	-	-	-	-	118,262

12. Segmented information

The Company's operations comprise of a single reportable segment engaged in the research and development, manufacturing and commercializing innovative pharmaceutical products. As the operations comprise a single reportable segment, amounts disclosed in the financial statements for loss for the period, depreciation and total assets also represent segmented amounts.

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

13. Schedule of expenses

	For the year ended December 31, 2018
	Research and	General and
	Development	Administrative

Clinical research	$691,271	$-
Salaries, bonus and benefits	297,758	269,277
Rent	-	79,214
Patent fees	59,323	-
Travel and conferences	-	56,303
Office supplies	-	45,499
Professional fees	-	21,988
Insurance	-	15,014
Total	$1,048,352	$487,295

	For the year ended December 31, 2017
	Research and	General and
	Development	Administrative

Clinical research	$102,516	$-
Salaries, bonus and benefits	166,312	227,015
Rent	-	68,872
Patent fees	32,948	-
Travel and conferences	-	49,861
Office supplies	-	51,945
Professional fees	-	39,574
Insurance	-	13,762
Total	$301,776	$451,029

14. Capital risk management

The capital of the Company includes equity, which is comprised of issued common capital stock, Class A preferred shares, additional paid-in capital, and accumulated deficit. The Company's objective when managing its capital is to safeguard the ability to continue as a going concern in order to provide returns for its shareholders, and other stakeholders and to maintain a strong capital base to support the Company's core activities.

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

15. Loss per share

	For the year ended December 31, 2018	For the year ended December 31, 2017

Numerator
Net loss for the year	$1,536,556	$875,707
Denominator
Weighted average common shares - basic	1,000,000	342,531
Stock options	-	-
Denominator for diluted loss per share	1,000,000	342,531

Loss per share - basic and diluted	$(1.54)	$(2.56)

For the above-mentioned years, the Company had securities outstanding which could potentially dilute basic EPS in the future, but were excluded from the computation of diluted loss per share in the periods presented, as their effect would have been anti-dilutive.

16. Related party transactions

During the years ended December 31, 2018 and 2017, the Company incurred the following related party transactions:

●
Included in accounts payable and accrued liabilities are balances owed to related companies owned by a shareholder of $17,247 (2017 - $17,755) relating to reimbursement of payment by the related parties for the Company's operating expenses. The balances are non-interest bearing, unsecured, and have no specific repayment terms.

●
During the year, the Company incurred rent expense in the amount of $79,214 (2017 - $68,872) from a company owned by an individual related to the shareholder of which $13,953 (2017 - $nil) is included in accounts payable and accrued liabilities. These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by both parties.

●
During the year ended December 31, 2017, funds of $294,162 were received from related companies under common control and the entire amount advanced as at the date of Class A Preferred Shares Issuance was settled with issuance of 834,158 common shares.

●
During the year ended December 31, 2017, funds of $117,049 were received from a shareholder of the Company and the entire loan balance as at the date of Class A Preferred Shares Issuance was exchanged for 165,742 common shares.

17. Subsequent events

On March 7, 2019, under the terms of the share exchange agreement, the Company’s shareholders agreed to exchange their shares of the Company for newly-issued common shares of Stellar Biotechnologies, Inc. (“Stellar”). At the closing, the Company will become a wholly-owned subsidiary of Stellar. Following the closing, current Stellar shareholders are expected to own approximately 10%, and the current shareholders of the Company are expected to own approximately 90%, of the combined company on a fully-diluted basis, subject to a 2% upward or downward adjustment based upon the amount of Stellar's working capital balance immediately prior to the closing.